Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made as of this 24th day of January, 2007 by and between IA Global, Inc., an Delaware corporation (“Company”), and Mark Scott (“Executive”).

RECITALS

WHEREAS, the Company and Executive entered into an Employment Agreement dated January 12, 2004 (the “Employment Agreement”);

WHEREAS, the Company and Executive amended the Employment Agreement on November 19, 2004; and

WHEREAS, the Company and Executive amended the Employment Agreement on May 16, 2005.

WHEREAS, the Company and Executive amended the Employment Agreement on October 12, 2005.

WHEREAS, the Company and Executive amended the Employment Agreement on February 14, 2006.

NOW THEREFORE, in consideration of the mutual covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, each intending to be legally bound, agree to amend the Employment Agreement as follows:

3.  COMPENSATION AND BENEFITS

Section 3(a) of the Employment Agreement is hereby amended in its entirety to read as follow:

(a)           Base Compensation. Executive shall receive Base Compensation from the Company at an annual rate of $200,000 beginning January 1, 2007. Executive’s Base Compensation may be reviewed at least annually and as a result of such review, may be increased.

4.  ADDITIONAL COMPENSATION

Section 4(b) is amended in its entirety to read as follows:

(b)           Bonus Program. Executive shall be entitled to a bonus in 2007 of $50,000 with details to be determined.

8.  ENTIRE AGREEMENT; AMENDMENT

This January 24, 2007 Amendment to Employment Agreement, the February 14, 2006 Amendment to Employment Agreement, the October 12, 2005 Amendment to Employment Agreement, the May 16, 2005 Amendment to Employment Agreement, the November 19, 2004 Amendment to Employment Agreement and the January 12, 2004 Employment Agreement, and represent the entire agreement of the Company and Executive with respect to the matters set forth herein. Except as expressly amended by these amendments to Employment Agreement, the Employment Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have duly executed this Agreement as of the day and year first set forth above.

IA Global, Inc.

/s/ Raymond Christinson

Raymond Christinson, Chairman of
Compensation Committee

/s/ Mark Scott

Mark Scott, Executive